EX-24

POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

Know all by these presents, that the undersigned hereby constitutes and appoints each of David A. Bartz and Carol J Gibson (with full power to each of them to act alone) as his/her true and lawful attorney-in-fact to:

(1)	prepare and execute for and on behalf of the undersigned Forms 3, 4 and/or 5, and amendments thereto, relating to Iradimed Corporation or its affiliates in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendment thereto, and file any such form with the United States Securities and Exchange Commission and any other authority, including preparing, executing and filing a Form ID, or amendment thereto, with the Commission; and

(3)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all nd every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges  that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Iradimed Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of December, 2024.

/s/ Jeff Chiprin
Signature

Jeff Chiprin
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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of December, 2024.

/s/ Matt Garner
Signature

Matt Garner
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